Exhibit 99.1

PRESS RELEASE

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA  17061

1-866-642-7736

CONTACTS

Rory G. Ritrievi President & Chief Executive Officer	Michael D. Peduzzi, CPA Chief Financial Officer

MID PENN BANCORP, INC. REPORTS THIRD QUARTER EARNINGS

AND DECLARES DIVIDEND

October 29, 2020 – Millersburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ: MPB), the parent company of Mid Penn Bank (the “Bank”), today reported net income to common shareholders (earnings) for the quarter ended September 30, 2020 of $6,547,000 or $0.78 per common share basic and diluted, compared to earnings of $4,813,000 or $0.57 per common share basic and diluted for the quarter ended September 30, 2019. Earnings for the nine months ended September 30, 2020 were $17,198,000 or $2.04 per common share basic and diluted, compared to earnings of $13,293,000 or $1.57 per common share basic and diluted for the nine months ended September 30, 2019. The year-to-date earnings per share through September 30, 2020 reflect an increase of 29 percent compared to the earnings per share for the same period in the prior year.

With these third quarter results, on October 28, 2020, the Board of Directors of Mid Penn Bancorp, Inc. declared a quarterly dividend of $0.18 per common share, payable on November 23, 2020, to shareholders of record as of November 10, 2020.

Tangible book value per common share, a non-GAAP measure that is regularly reported in the banking industry and the most directly comparable non-GAAP measure to book value per share, was $21.46 as of September 30, 2020, reflecting a year-to-date increase of over 7 percent compared to the tangible book value per common share of $19.96 as of December 31, 2019. The GAAP measure of book value per share increased to $29.49 as of September 30, 2020, compared to $28.05 as of December 31, 2019. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Measures (Unaudited)” for a discussion of our use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the periods ended September 30, 2020, December 31, 2019, and certain other periods.

Mid Penn also reported total assets of $3,052,935,000 as of September 30, 2020, reflecting an increase of $821,760,000 or 37 percent compared to total assets of $2,231,175,000 as of December 31, 2019, and an increase of $804,036,000 or 36 percent compared to total assets of $2,248,899,000 as of September 30, 2019.  Included in this increase is the significant volume of $613,924,000 of Paycheck Protection Program (“PPP”) loans outstanding, net of deferred fees, as of September 30, 2020.  Mid Penn was a significant PPP lender under this program which was created when the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act was signed into law on March 27, 2020, by President Trump. Total core banking loans (total loans excluding both the PPP portfolio and mortgage loans held for sale) increased to $1,907,903,000 as of September 30, 2020, representing an annualized core loan growth rate of over 10 percent since the end of 2019.  The asset growth was funded by both (i) $544,004,000 of deposit growth, representing an annualized deposit growth rate of 38 percent, including a year-to-date increase of $224,882,000 in noninterest-bearing deposits; and (ii) a $246,138,000 net increase in borrowings, including $203,842,000 of funding obtained from the Federal Reserve through the Paycheck Protection Program Liquidity Facility (“PPPLF”).  Under the PPPLF, the Federal Reserve supplies financing to the Bank at a rate of 35 basis points (0.35%) for a term and amount determined based on the principal amount of PPP loans fully and specifically pledged as collateral in support of the PPPLF borrowings.  Draws of PPPLF funds must be repaid to the Federal Reserve immediately after the specific PPP loans collateralizing the related draws are repaid to the Bank.

PRESIDENT’S STATEMENT

With a 36 percent increase in third quarter income and a 29 percent increase in year to date income, we are proud to announce these results to our shareholders and the investment community. The success of the last six months, even in the midst of a global pandemic and economic shutdown, is reflective of a company we believe is built not only for performance but sustainability.

The organic growth on both sides of the balance sheet during this time has been impressive. Even net of PPP loans and deposits, we have recognized an annualized growth rate of 12% in assets while controlling operating expenses and lowering the cost of funding. Non-interest income sources, primarily mortgage banking and fiduciary services, are off to the best combined year in our history, contributing a meaningful level to the overall income of the company.

Most importantly, our asset quality numbers remain strong. While we have experienced slight upticks in delinquency and problem loan balances, we do not believe that those will have an impact on our net charge off ratio, which remains at zero percent through the first nine months of 2020.

With the success of the quarter, we are pleased to continue our cash dividend at $0.18 a share at a time when many financial institutions are either decreasing or eliminating their dividends. While the Board of Directors believes that, in an uncertain environment, capital preservation is of utmost importance, we also want to consistently reward our shareholders for their investment based upon the fruits of our labor. A 23 percent dividend payout ratio for the quarter allows us to achieve both objectives.

OPERATING RESULTS

Net Interest Income and Net Interest Margin

For the three months ended September 30, 2020, net interest income was $21,408,000, an increase of $3,641,000 or 20 percent compared to net interest income of $17,767,000 for the three months ended September 30, 2019.  Through the first nine months of 2020, net interest income was $60,419,000, an increase of $7,576,000 or 14 percent compared to net interest income of $52,843,000 for the same period in 2019. The year-over-year increase for the nine-month period included $2,622,000 of net interest income from core loan and deposit growth, as well as the recognition of $4,954,000 of PPP loan processing fees generated as a result of Mid Penn’s participation in the PPP. These PPP fees are recognized in interest income over the term of the respective loan (most have a 24-month maturity), or sooner as the loans are forgiven by the Small Business Administration, or the borrowers otherwise pay down principal.

Mid Penn’s tax-equivalent net interest margin for the nine months ended September 30, 2020 was 3.29 percent versus 3.64 percent for the nine months ended September 30, 2019. For the quarter ended September 30, 2020, the net interest margin was 3.09 percent compared to 3.53 percent for the quarter ended September 30, 2019. Though the quarterly and year-to-date average balance of interest-earning assets increased year over year, the yields on interest earning assets declined due to both (i) the significant balance of PPP loans outstanding, which earn interest at a rate of 1 percent, and (ii) reductions in market interest rates subsequent to September 2019, including a rate decrease of 0.25 percent approved by the Federal Open Market Committee (“FOMC”) in October 2019, and 1.50 percent of combined FOMC rate cuts during March 2020 in response to the COVID-19 pandemic.  Yields on loans and interest earning assets included the recognition of PPP loan processing fees in total interest income. The total cost of deposits for both the three and nine months ended September 30, 2020 favorably decreased compared to the same periods in 2019 as a result of the aforementioned growth in noninterest-bearing deposits and additional management deposit rate adjustments, including those made in response to the FOMC rate cuts, which collectively reduced deposit costs while still maintaining core deposit growth.

Noninterest Income

During the three months ended September 30, 2020, noninterest income totaled $5,302,000, an increase of $2,299,000 or 76 percent, compared to noninterest income of $3,003,000 for the three months ended September 30, 2019. For the nine months ended September 30, 2020, noninterest income totaled $11,858,000, an increase of $3,932,000 or 50 percent, compared to noninterest income of $7,926,000 for the same period 2019.

Mortgage banking income was $5,927,000 for the nine months ended September 30, 2020, an increase of $3,322,000 or more than double the mortgage banking income of $2,605,000 recorded during the nine months ended September 30, 2019.  As longer-term mortgage interest rates have declined over the past twelve months, Mid Penn has significantly increased mortgage originations (both purchase and refinance activity) and secondary-market loan sales during 2020.

Income from fiduciary and wealth management activities was $1,267,000 for the nine months ended September 30, 2020, an increase of $175,000 or 16 percent, compared to fiduciary income of $1,092,000 for the same period in 2019. These additional revenues were attributed to growth in trust assets under management and increased sales of retail investment products, as well as additional fee income from Mid Penn’s expanded wealth management team.

ATM debit card interchange income was $1,426,000 for the nine months ended September 30, 2020, an increase of $278,000 or 24 percent compared to interchange income of $1,148,000 for the nine months ended September 30, 2019. The increase resulted from increasing card-based transaction usage across our expanding checking account customer base.

Net gains on sales of securities were $393,000 for the nine months ended September 30, 2020, an increase of $323,000 compared to net gains on sales of securities of $70,000 for the nine months ended September 30, 2019.  These investment sales and gains reflect the continued implementation of asset/liability management strategies, which included effectively using some of these gains to offset $165,000 of debt prepayment penalties, recorded within other noninterest expenses, associated with the early redemption of higher-cost FHLB advances.

Service charges on deposits were $460,000 during the nine months ended September 30, 2020, reflecting a decrease of $205,000 or 31 percent when compared to the same period in 2019.  The decrease is primarily due to less overdraft activity and, thus, less nonsufficient funds fees collected from deposit customers.

Net gains on sales of SBA loans were $435,000 for the nine months ended September 30, 2020, a decrease of $275,000 or 39 percent compared to net gains on sales of SBA loans of $710,000 during the same period of 2019.  Much of the decrease is due to the temporary shift of the resources in our SBA lending function to focus on PPP loan processing, funding, and forgiveness, particularly during the second quarter of 2020.

Other income was $1,447,000 for the nine months ended September 30, 2020, an increase of $351,000 compared to other income of $1,096,000 for the nine months ended September 30, 2019.  The increase in other income was primarily driven by higher volumes of fee-based income, including wire transfer fees, letter of credit fees, loan-level swap fees, and credit card program referrals and royalties.

Noninterest Expense

For the three months ended September 30, 2020, noninterest expense totaled $18,174,000, an increase of $3,491,000 or 24 percent, compared to noninterest expense of $14,683,000 for the three months ended September 30, 2019. For the nine months ended September 30, 2020, noninterest expense totaled $49,158,000, an increase of $5,376,000 or 12 percent, compared to noninterest expense of $43,782,000 for the nine months ended September 30, 2019. The year-over-year increase in quarterly noninterest expense was attributable to: (i) increased mortgage banking commissions expense, a component of personnel expenses, commensurate with the significant increase in mortgage loan originations and revenues; (ii) growth-related business development officer additions since September 30, 2019, including those in Mid Penn’s expanded wealth management and insurance service subsidiaries, and (iii) increases across other expense categories reflective of the overall growth of the organization, including FDIC assessment expense, software licensing and utilization, Pennsylvania bank shares tax, and occupancy and equipment expenses.

Salaries and employee benefits were $26,546,000 for the nine months ended September 30, 2020, an increase of $2,576,000 or 11 percent, versus the same period in 2019, with the increase primarily attributable to (i) increased commissions commensurate with the mortgage loan origination and sales success of the mortgage banking group,  (ii) increased compensation expense for  the substantial time and effort devoted to the PPP loan initiative by many of our staff members during  2020, and (iii) the addition of private banking and insurance business development professionals to enhance our wealth management and insurance services.

Pennsylvania bank shares tax expense was $869,000 for the nine months ended September 30, 2020, an increase of $129,000 or 17 percent compared to $740,000 for the nine months ended September 30, 2019.  The increase in shares tax expense generally reflects the organic growth in the past year of the total shareholder equity balance upon which the tax is based, with some of the increase offset by state tax-credit-generating donations made during the first nine months of 2020.

FDIC assessment expense was $1,216,000 for the nine months ended September 30, 2020, an increase of $674,000 or 124 percent compared to $542,000 for the nine months ended September 30, 2019.  The third quarter of 2019 reflected the receipt of $492,000 of FDIC small bank assessment credits, which were applied to FDIC assessment expense.  Similar credits were not received in 2020.  Additionally, total assessment expense for 2020 has increased when comparing to the same period in 2019, primarily due to the significant year-over-year increase in total average assets of the Bank on which the assessment is based.

Software licensing and utilization costs were $3,881,000 for the nine months ended September 30, 2020, an increase of $599,000 or 18 percent compared to $3,282,000 for the nine months ended September 30, 2019.  This increase reflects the additional costs from both transaction volume-based charges, and licensing fees related to the addition of new staff and locations added since September 30, 2019, as well as costs associated with ensuring remote connectivity for an increased volume of employees in response to the COVID-19 work-from-home restrictions.  Additionally, Mid Penn continued to invest in upgrades to internal systems, networks, storage capabilities, and data security mechanisms to enhance data management and security capabilities responsive to both the larger company profile and increasing complexity of information technology management.

Other expenses were $7,582,000 for the nine months ended September 30, 2020, an increase of $1,635,000 or 27 percent compared to $5,947,000 for the same period during 2019.  This variance was largely driven by increases in several components of other expense, including (i) an increase in tax-credit-generating charitable donations expense, (ii) amortization of Mid Penn’s investment in a low- income housing partnership which began during the fourth quarter of 2019, (iii) revenue-sharing payments made for certain mortgage banking activities, and (iv) increases across several other categories of other expense reflecting growth within the organization, including stationary and supplies, printing, postage, and employee relations costs.

Legal and professional fees for the nine months ended September 30, 2020 decreased by $167,000 or 14 percent compared to the same period in 2019, due primarily to the first nine months of 2019 including additional services supporting a new third-party loan review service, as well as costs associated with supporting both trust and wealth management activities, and the update and revision of Mid Penn’s corporate governance and Board structure.

Marketing and advertising expense was $406,000 for the nine months ended September 30, 2020, a decrease of $237,000 or 37 percent compared to $643,000 during the first nine months of 2019.  The first nine months of 2019 reflected additional advertising expense and promotional items expense to increase regional recognition and knowledge of Mid Penn’s First Priority Bank and expanded mortgage origination operations in Southeastern Pennsylvania.  Similar expenses were not recognized in 2020.  Additionally, as a result of the pandemic, in-person promotional events have been significantly reduced, resulting in less advertising and promotional items expense.

Intangible amortization decreased from $1,078,000 during the nine months ended September 30, 2019 to $966,000 during the nine months ended September 30, 2020, as the core deposit intangible (“CDI”) amortization from the 2018 acquisitions of both (i) the Scottdale Bank and Trust (“Scottdale”) on January 8, 2018, and (ii) First Priority Bancorp (“First Priority”) on July 31, 2018 continues to decrease as the CDI is amortized using the sum-of-the-years digits method over a ten year term (which results in decreasing expense recognized in each year following the respective acquisition).

The provision for income taxes was $3,221,000 during the nine months ended September 30, 2020, an increase of $682,000 or 27 percent compared to $2,539,000 for the same period in 2019. The provision for income taxes for the nine months ended September 30, 2020 reflects an effective Federal tax rate of 15.8%, compared to an effective Federal tax rate of 16.0% for the nine months ended September 30, 2019.  The full-year tax provision through September 30, 2020 includes the impact of certain CARES Act provisions allowing for the carryback of federal tax net operating losses (NOLs) to prior periods in which the Federal tax rate was 34 percent.  Mid Penn will carryback the NOLs acquired from First Priority and Scottdale, resulting in a $318,000 tax benefit due to carrying the NOLs back to 2017 when the federal statutory tax rate was higher (34 percent versus 21 percent).

FINANCIAL CONDITION

Loans

Total loans at September 30, 2020 were $2,521,827,000 compared to $1,762,756,000 at December 31, 2019, an increase of $759,071,000 or 43 percent since year-end 2019.  Much of the growth is attributable to the funding of PPP loans during the second and third quarters of 2020, with $613,924,000 of PPP loans outstanding, net of deferred PPP processing fees of $15,929,000 as of September 30, 2020.  The remaining increase of $145,147,000 (annualized growth rate of over 10 percent) was driven by organic growth, particularly within both commercial real estate credits, and commercial and industrial financing loans.

Investments

Mid Penn’s portfolio of held-to-maturity securities, recorded at amortized cost, increased $3,997,000 to $140,474,000 as of September 30, 2020, as compared to $136,477,000 as of December 31, 2019.  Mid Penn’s total available-for-sale securities portfolio decreased $28,672,000 or 77 percent, from $37,009,000 at December 31, 2019 to $8,337,000 at September 30, 2020.  The first nine months of 2020 reflected a higher volume of calls of both available-for-sale and held-to-maturity securities as market rates dropped due to both changes in the yield curve and from the FOMC reducing rates in response to the COVID-19 pandemic, leading to security issuers to execute calls on some higher coupon securities.  Additionally, Mid Penn initiated some sales of available-for-sale investment securities for both portfolio and asset liability management.

Deposits

Total deposits increased $544,004,000 or over 28 percent, from $1,912,394,000 at December 31, 2019, to $2,456,398,000 at September 30, 2020 (annualized growth rate of 38 percent).  Deposit growth was led by substantial increases in noninterest-bearing balances and money market deposits, primarily due to both new and expanded cash management and commercial deposit account relationships, including those from new customer relationships and deposits established as a result of Mid Penn’s PPP loan activities.

Short-Term Borrowings

Short-term borrowings of $203,842,000 at September 30, 2020 consisted entirely of Mid Penn’s utilization of the Federal Reserve’s PPPLF.  The PPPLF allows banks to pledge PPP loans as collateral to borrow funds for up to a term of two years (to match the term of the respective PPP loans) at an interest rate of 0.35 percent.  Mid Penn had no short-term borrowings as of December 31, 2019.

Long-Term Debt

Long-term debt increased from $32,903,000 at December 31, 2019 to $75,199,000 at September 30, 2020.  During the second quarter of 2020, Mid Penn executed new Federal Home Loan Bank (“FHLB”) two-year term borrowings of $70,000,000 to fund anticipated core loan growth.  This increase was partially offset by the prepayment of $27,500,000 of higher-cost long-term FHLB borrowings.  Mid Penn recognized $165,000 of FHLB prepayment penalties, which were recorded within other noninterest expenses on the Consolidated Statements of Income.   No FHLB borrowing prepayments occurred during the first nine months of 2019.

Subordinated Debt

Subordinated debt increased $14,902,000 or 55 percent, from $27,070,000 at December 31, 2019 to $41,972,000 at September 30, 2020.  As previously reported on a Form 8-K dated March 20, 2020, Mid Penn entered into agreements for an aggregate of $15,000,000 of Subordinated Debt Notes due 2030 (the “Notes”) to accredited investors.  The Notes bear interest at a rate of 4 percent per year for the first five years and then float at the Wall Street Journal’s Prime Rate, and are intended to be treated as Tier 2 capital for regulatory capital purposes.

Capital

Shareholders’ equity increased by $10,315,000 or 4 percent from $237,874,000 as of December 31, 2019 to $248,189,000 as of September 30, 2020. The increase in shareholders’ equity primarily reflects the growth in retained earnings through year-to-date net income, net of dividends paid.  Some of the increase was offset by the initiation of Mid Penn’s treasury stock repurchase program, which reflected total common stock buybacks of $1,793,000 as of September 30, 2020.  Regulatory capital ratios for both Mid Penn and its banking subsidiary exceeded regulatory “well-capitalized” levels at both September 30, 2020 and December 31, 2019.

ASSET QUALITY

The allowance for loan and lease losses as a percentage of total loans was 0.48% at September 30, 2020 compared to 0.54% at December 31, 2019 and September 30, 2019. Excluding PPP loans, which are guaranteed by the SBA and have no associated allowance, the allowance for loan and lease losses as a percentage of core loans was 0.64% as of September 30, 2020.   Loan loss reserves as a percentage of nonperforming loans were 91% at September 30, 2020, compared to 79% at December 31, 2019, and 172% at September 30, 2019.  Mid Penn had net loan charge-offs of $45,000 and $236,000 for the nine months ended September 30, 2020 and 2019, respectively.

The provision for loan losses was $2,700,000 for the first nine months of 2020, an increase of over 133 percent compared to a provision for loan losses of $1,155,000 for the first nine months of 2019.  The allowance for loan losses and the related provision reflect Mid Penn’s continued application of the incurred loss method for estimating credit losses as Mid Penn is not yet required to adopt the current expected credit loss (“CECL”) accounting standard.  The increase in the loan loss reserves and the provision was primarily the result of (i) providing for the year-to-date non-PPP loan growth, which was over 10 percent on an annualized basis, and (ii) an increase in qualitative factors related to economic and external conditions when compared to prior periods, with such changes driven by the potential for ongoing financial implications from the COVID-19 pandemic on Mid Penn’s customers and market area.

Total nonperforming assets were $15,082,000 at September 30, 2020, an increase compared to nonperforming assets of $12,156,000 at December 31, 2019, and $7,057,000 at September 30, 2019. The increase in nonperforming assets was primarily the result of one loan relationship totaling $2,352,000 being reclassified to nonaccrual status. Mid Penn believes it is adequately collateralized and expects to realize full principal without the need for a specific reserve for this relationship.  Nonperforming assets were 0.60% of the total of loans plus other real estate assets as of September 30, 2020, compared to 0.69% as of December 31, 2019, and 0.32% as of September 30, 2019.  The increase in foreclosed real estate from $196,000 at December 31, 2019 to $1,716,000 at September 30, 2020 was driven by the transfer of $1,465,000 of commercial real estate collateral from one loan relationship to foreclosed real estate during the first nine months of 2020.

The CARES Act, along with a joint agency statement issued by banking agencies, provides that short-term modifications made in response to COVID-19 do not need to be accounted for as troubled debt restructurings. Depending upon the specific needs and circumstances affecting each borrower, the majority of these modifications ranged from deferrals of both principal and interest payments with some borrowers reverting to interest-only payments.  The majority of the deferrals were granted for a period of three months, but some as long as six months, depending upon management’s specific evaluation of each borrower’s circumstances.  Interest has and will continue to accrue on loans modified under the CARES Act during the deferral period.  During 2020, Mid Penn had provided loan modifications meeting the CARES Act qualifications to over 1,000 borrowers.  Mid Penn remains in communication with each of these borrowers to assess the ongoing credit status of the borrowers, and may make further adjustments to a borrower’s modification at some future time if warranted for the specific situation.    As of September 30, 2020, the principal balance of loans remaining in this CARES Act qualifying deferment status totaled $32,851,000, or 1 percent of the total loan portfolio, a significant reduction compared to June 30, 2020, when $444,486,000 of loans, representing 18 percent of the total loan portfolio, were in this deferment status, as most borrowers have returned to regular payment status.   Subsequent to September 30, 2020, as more borrowers completed their deferral period, the remaining balances outstanding in deferment under the CARES Act qualifications as of October 26, 2020, totaled $11,804,000 of principal, representing less than 1 percent of the total loan portfolio.

Asset quality measures did not reflect any new impaired assets or specific reserve allocations related to the financial impact of the COVID-19 pandemic, though Bank management is continuously and closely monitoring and evaluating the impact of the COVID-19 situation on the portfolio.   Management believes, based on information currently available, that the allowance for loan and lease losses of $12,170,000 is adequate as of September 30, 2020, to cover probable and estimated loan losses in the portfolio.

FINANCIAL HIGHLIGHTS (Unaudited):

(Dollars in thousands, except	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
per share data)	2020	2020	2020	2019	2019

Cash and cash equivalents	$195,357	$143,755	$140,758	$139,030	$160,879
Investment securities	150,333	158,879	195,383	173,486	222,891
Loans	2,521,827	2,445,765	1,798,149	1,762,756	1,710,434
Allowance for loan and lease losses	(12,170)	(11,067)	(10,014)	(9,515)	(9,316)
Net loans	2,509,657	2,434,698	1,788,135	1,753,241	1,701,118
Goodwill and other intangibles	67,631	67,948	68,275	68,598	68,949
Other assets	129,957	117,085	107,200	96,820	95,062
Total assets	$3,052,935	$2,922,365	$2,299,751	$2,231,175	$2,248,899

Noninterest-bearing deposits	$534,918	$564,834	$347,532	$310,036	$298,885
Interest-bearing deposits	1,921,480	1,761,479	1,625,749	1,602,358	1,591,208
Total deposits	2,456,398	2,326,313	1,973,281	1,912,394	1,890,093
Borrowings and subordinated debt	321,013	331,228	65,423	59,973	102,038
Other liabilities	27,335	21,479	21,536	20,934	22,156
Shareholders' equity	248,189	243,345	239,511	237,874	234,612
Total liabilities and shareholders' equity	$3,052,935	$2,922,365	$2,299,751	$2,231,175	$2,248,899

Book Value per Common Share	$29.49	$28.94	$28.23	$28.05	$27.67
Tangible Book Value per Common Share *	$21.46	$20.86	$20.18	$19.96	$19.54

* Non-GAAP measure; see Reconciliation of Non-GAAP Measures

OPERATING HIGHLIGHTS (Unaudited):

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
per share data)	2020	2020	2020	2019	2019	2020	2019

Interest income	$26,122	$26,188	$23,699	$23,935	$24,513	$76,009	$71,377
Interest expense	4,714	4,842	6,034	6,630	6,746	15,590	18,534
Net Interest Income	21,408	21,346	17,665	17,305	17,767	60,419	52,843
Provision for loan and lease losses	1,100	1,050	550	235	565	2,700	1,155
Noninterest income	5,302	3,622	2,934	4,695	3,003	11,858	7,926
Noninterest expense	18,174	15,403	15,581	16,171	14,683	49,158	43,782
Income before provision for income taxes	7,436	8,515	4,468	5,594	5,522	20,419	15,832
Provision for income taxes	889	1,682	650	1,186	709	3,221	2,539
Net income	$6,547	$6,833	$3,818	$4,408	$4,813	$17,198	$13,293

Basic Earnings per Common Share	$0.78	$0.81	$0.45	$0.52	$0.57	$2.04	$1.57
Return on Average Equity	10.64%	11.41%	6.43%	7.41%	8.34%	9.51%	7.76%

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2020	2020	2020	2019	2019
Tier 1 Capital (to Average Assets)	6.6%	6.6%	7.8%	7.8%	7.7%
Common Tier 1 Capital (to Risk Weighted Assets)	9.5%	9.5%	9.6%	9.8%	9.9%
Tier 1 Capital (to Risk Weighted Assets)	9.5%	9.5%	9.6%	9.8%	9.9%
Total Capital (to Risk Weighted Assets)	12.3%	12.4%	12.5%	11.9%	12.1%

RECONCILIATION OF NON-GAAP MEASURES (Unaudited:)

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is book value.  We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets.  Goodwill and other intangible assets have the effect of increasing total book value while not increasing tangible book value.   Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances or non-deductible portions of the non-GAAP adjustments. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Mid Penn’s results and financial condition as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding Mid Penn’s ongoing operating results. This supplemental presentation should not be construed as an inference that Mid Penn’s future results will be unaffected by similar adjustments to be determined in accordance with GAAP.

Tangible Book Value Per Share

(Dollars in thousands, except	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
per share data)	2020	2020	2020	2019	2019

Shareholders' Equity	$248,189	$243,345	$239,511	$237,874	$234,612
Less: Goodwill	62,840	62,840	62,840	62,840	62,840
Less: Core Deposit and Other Intangibles	4,791	5,108	5,435	5,758	6,109
Tangible Equity	$180,558	$175,397	$171,236	$169,276	$165,663

Common Shares Outstanding	8,415,589	8,408,401	8,484,328	8,480,938	8,478,461

Tangible Book Value per Share	$21.46	$20.86	$20.18	$19.96	$19.54

CONSOLIDATED BALANCE SHEETS (Unaudited):

(Dollars in thousands, except share data)	Sept. 30, 2020	Dec. 31, 2019	Sept. 30, 2019
ASSETS
Cash and due from banks	$42,628	$25,746	$54,756
Interest-bearing balances with other financial institutions	4,097	4,657	4,393
Federal funds sold	148,632	108,627	101,730
Total cash and cash equivalents	195,357	139,030	160,879

Investment securities available for sale, at fair value	8,337	37,009	52,419
Investment securities held to maturity, at amortized cost
(fair value $144,708, $137,476, and $173,722)	140,474	136,477	170,472
Equity securities available for sale, at fair value	1,522	507	509
Loans held for sale	30,938	8,422	7,115
Loans and leases, net of unearned interest	2,521,827	1,762,756	1,710,434
Less: Allowance for loan and lease losses	(12,170)	(9,515)	(9,316)
Net loans and leases	2,509,657	1,753,241	1,701,118

Bank premises and equipment, net	25,227	24,937	23,357
Operating lease right of use asset	10,173	11,442	10,416
Finance lease right of use asset	3,312	3,447	3,492
Cash surrender value of life insurance	17,108	16,881	16,804
Restricted investment in bank stocks	7,726	4,902	6,105
Accrued interest receivable	14,663	7,964	8,414
Deferred income taxes	4,819	2,810	3,922
Goodwill	62,840	62,840	62,840
Core deposit and other intangibles, net	4,791	5,758	6,109
Foreclosed assets held for sale	1,716	196	130
Other assets	14,275	15,312	14,798
Total Assets	$3,052,935	$2,231,175	$2,248,899
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$534,918	$310,036	$298,885
Interest-bearing demand	630,160	458,451	465,745
Money Market	679,024	488,748	486,131
Savings	192,314	177,737	180,927
Time	419,982	477,422	458,405
Total Deposits	2,456,398	1,912,394	1,890,093

Short-term borrowings	203,842	—	12,000
Long-term debt	75,199	32,903	62,971
Subordinated debt	41,972	27,070	27,067
Operating lease liability	11,212	12,544	11,534
Accrued interest payable	2,840	2,208	2,823
Federal income tax payable	1,734	—	—
Other liabilities	11,549	6,182	7,799
Total Liabilities	2,804,746	1,993,301	2,014,287

Shareholders' Equity:
Common stock, par value $1.00 per share; 20,000,000 shares authorized; Shares issued: 8,508,241 at Sept. 30, 2020, 8,480,938 at Dec. 31, 2019 and 8,478,461 at Sept. 30, 2019; Shares outstanding: 8,415,589 at Sept. 30, 2020, 8,480,938 at Dec. 31, 2019, and 8,478,461 at Sept. 30, 2019	8,508	8,481	8,478
Additional paid-in capital	178,659	178,159	177,994
Retained earnings	63,099	50,891	48,009
Accumulated other comprehensive (loss) income	(284)	343	131
Treasury stock, at cost; 92,652 shares at September 30, 2020	(1,793)	—	—
Total Shareholders’ Equity	248,189	237,874	234,612
Total Liabilities and Shareholders' Equity	$3,052,935	$2,231,175	$2,248,899

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

(Dollars in thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
INTEREST INCOME
Interest and fees on loans and leases	$25,136	$22,573	$72,501	$65,865
Interest and dividends on investment securities:
U.S. Treasury and government agencies	278	701	1,409	2,433
State and political subdivision obligations, tax-exempt	265	495	734	1,698
Other securities	406	215	882	597
Total interest and dividends on investment securities	949	1,411	3,025	4,728

Interest on other interest-bearing balances	3	23	36	80
Interest on federal funds sold	34	506	447	704
Total Interest Income	26,122	24,513	76,009	71,377
INTEREST EXPENSE
Interest on deposits	3,767	5,830	13,156	15,692
Interest on short-term borrowings	181	69	226	458
Interest on long-term and subordinated debt	766	847	2,208	2,384
Total Interest Expense	4,714	6,746	15,590	18,534
Net Interest Income	21,408	17,767	60,419	52,843
PROVISION FOR LOAN AND LEASE LOSSES	1,100	565	2,700	1,155
Net Interest Income After Provision for Loan and Lease Losses	20,308	17,202	57,719	51,688
NONINTEREST INCOME
Mortgage banking income	3,107	1,091	5,927	2,605
Income from fiduciary and wealth management activities	462	386	1,267	1,092
Service charges on deposits	140	230	460	665
ATM debit card interchange income	535	434	1,426	1,148
Net gain on sales of SBA loans	173	275	435	710
Merchant services income	95	115	276	304
Earnings from cash surrender value of life insurance	75	79	227	236
Net gain on sales of investment securities	150	46	393	70
Other income	565	347	1,447	1,096
Total Noninterest Income	5,302	3,003	11,858	7,926
NONINTEREST EXPENSE
Salaries and employee benefits	10,279	8,425	26,546	23,970
Occupancy expense, net	1,338	1,232	4,110	3,977
Equipment expense	713	671	2,148	1,956
Pennsylvania bank shares tax expense	409	359	869	740
FDIC Assessment	547	(131)	1,216	542
Legal and professional fees	336	311	1,037	1,204
Marketing and advertising expense	104	238	406	643
Software licensing and utilization	1,363	1,150	3,881	3,282
Telephone expense	134	150	405	465
Gain on sale or write-down of foreclosed assets, net	(8)	(36)	(8)	(22)
Intangible amortization	317	355	966	1,078
Other expenses	2,642	1,959	7,582	5,947
Total Noninterest Expense	18,174	14,683	49,158	43,782
INCOME BEFORE PROVISION FOR INCOME TAXES	7,436	5,522	20,419	15,832
Provision for income taxes	889	709	3,221	2,539
NET INCOME	$6,547	$4,813	$17,198	$13,293

PER COMMON SHARE DATA:
Basic and Diluted Earnings Per Common Share	$0.78	$0.57	$2.04	$1.57
Cash Dividends Paid	$0.18	$0.18	$0.59	$0.61

NET INTEREST MARGIN, (Unaudited):

	Average Balances, Income and Interest Rates on a Taxable Equivalent Basis
	For the Three Months Ended
(Dollars in thousands)	September 30, 2020				June 30, 2020
	Average			Average	Average			Average
	Balance	Interest		Rates	Balance	Interest		Rates
ASSETS:
Interest Bearing Balances	$3,798	$3		0.31%	$6,307	$18		1.15%
Investment Securities:
Taxable	99,498	545		2.18%	124,524	749		2.42%
Tax-Exempt	51,668	335	(a)	2.58%	48,734	314	(a)	2.59%
Total Securities	151,166	880		2.32%	173,258	1,063		2.47%

Federal Funds Sold	132,002	34		0.10%	90,013	23		0.10%
Loans and Leases, Net	2,482,011	25,229	(b)	4.04%	2,287,260	25,207	(b)	4.43%
Restricted Investment in Bank Stocks	7,215	139		7.66%	7,039	34		1.94%
Total Earning Assets	2,776,192	26,285		3.77%	2,563,877	26,345		4.13%

Cash and Due from Banks	38,065				28,417
Other Assets	177,724				174,467
Total Assets	$2,991,981				$2,766,761

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing Demand	$573,178	$814		0.56%	$512,592	$787		0.62%
Money Market	659,913	881		0.53%	575,195	881		0.62%
Savings	190,528	80		0.17%	184,680	79		0.17%
Time	419,612	1,992		1.89%	451,410	2,262		2.02%
Total Interest-bearing Deposits	1,843,231	3,767		0.81%	1,723,877	4,009		0.94%

Short Term Borrowings	203,854	181		0.35%	52,293	45		0.35%
Long-term Debt	81,534	258		1.26%	81,487	281		1.39%
Subordinated Debt	41,990	508		4.81%	42,031	507		4.85%
Total Interest-bearing Liabilities	2,170,609	4,714		0.86%	1,899,688	4,842		1.03%

Noninterest-bearing Demand	552,576				601,650
Other Liabilities	24,032				24,632
Shareholders' Equity	244,764				240,791
Total Liabilities & Shareholders' Equity	$2,991,981				$2,766,761

Net Interest Income (taxable equivalent basis)		$21,571				$21,503
Taxable Equivalent Adjustment		(163)				(157)
Net Interest Income		$21,408				$21,346

Total Yield on Earning Assets				3.77%				4.13%
Rate on Supporting Liabilities				0.86%				1.03%
Average Interest Spread				2.90%				3.11%
Net Interest Margin				3.09%				3.37%

(a)  Includes tax-equivalent adjustments on interest from tax-free municipal securities of $70,000 for the three months ended September 30, 2020 and $66,000 for the three months ended June 30, 2020. Tax-equivalent adjustments were calculated using statutory tax rate of 21% at September 30, 2020 and June 30, 2020.

(b)  Includes tax-equivalent adjustments on interest from tax-free municipal loans of $93,000 for the three months ended September 30, 2020 and $91,000 for the three months ended June 30, 2020, respectively. Tax-equivalent adjustments were calculated using statutory tax rate of 21% at September 30, 2020 and June 30, 2020.

NET INTEREST MARGIN, CONTINUED (Unaudited):

	Average Balances, Income and Interest Rates on a Taxable Equivalent Basis
	For the Nine Months Ended
(Dollars in thousands)	September 30, 2020				September 30, 2019
	Average			Average	Average			Average
	Balance	Interest		Rates	Balance	Interest		Rates
ASSETS:
Interest Bearing Balances	$4,871	$36		0.99%	$5,287	$80		2.02%
Investment Securities:
Taxable	119,458	2,034		2.27%	154,617	2,718		2.35%
Tax-Exempt	47,737	929	(a)	2.60%	97,814	2,149	(a)	2.94%
Total Securities	167,195	2,963		2.37%	252,431	4,867		2.58%

Federal Funds Sold	114,946	447		0.52%	42,855	704		2.20%
Loans and Leases, Net	2,181,340	72,777	(b)	4.46%	1,661,695	66,103	(b)	5.32%
Restricted Investment in Bank Stocks	6,308	257		5.44%	6,094	312		6.85%
Total Earning Assets	2,474,660	76,480		4.13%	1,968,362	72,066		4.90%

Cash and Due from Banks	32,361				29,539
Other Assets	166,539				144,918
Total Assets	$2,673,560				$2,142,819

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing Demand	$514,035	$2,773		0.72%	$404,712	$3,015		1.00%
Money Market	579,638	3,359		0.77%	429,421	5,433		1.69%
Savings	183,735	279		0.20%	191,027	495		0.35%
Time	450,333	6,745		2.00%	472,872	6,749		1.91%
Total Interest-bearing Deposits	1,727,741	13,156		1.02%	1,498,032	15,692		1.40%

Short-term Borrowings	85,515	226		0.35%	21,606	458		2.83%
Long-term Debt	63,997	791		1.65%	56,016	1,217		2.90%
Subordinated Debt	37,705	1,417		5.02%	27,074	1,167		5.76%
Total Interest-bearing Liabilities	1,914,958	15,590		1.09%	1,602,728	18,534		1.55%

Noninterest-bearing Demand	491,803				288,362
Other Liabilities	25,312				22,745
Shareholders' Equity	241,487				228,984
Total Liabilities & Shareholders' Equity	$2,673,560				$2,142,819

Net Interest Income (taxable equivalent basis)		$60,890				$53,532
Taxable Equivalent Adjustment		(471)				(689)
Net Interest Income		$60,419				$52,843

Total Yield on Earning Assets				4.13%				4.90%
Rate on Supporting Liabilities				1.09%				1.55%
Average Interest Spread				3.04%				3.35%
Net Interest Margin				3.29%				3.64%

(a)

Includes tax-equivalent adjustments on interest from tax-free municipal securities of $195,000 and $451,000 for the nine months ended September 30, 2020 and 2019, respectively.  Tax-equivalent adjustments were calculated using statutory tax rate of 21% at September 30, 2020 and 2019.

(b)

Includes tax-equivalent adjustments on interest from tax-free municipal loans of $276,000 and $238,000 for the nine months ended September 30, 2020 and 2019, respectively.  Tax-equivalent adjustments were calculated using statutory tax rate of 21% at September 30, 2020 and 2019.

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and Mid Penn Bancorp, Inc. disclaims any obligation to update this information.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

A specific factor that may cause results to differ materially from forward-looking statements relates to the COVID-19 pandemic, which could have a negative impact on our business and operations. While Mid Penn has a special operating plan in place during the pandemic, the COVID-19 impact has disrupted the normal operations of our business (including communications and technology), and the finances and typical practices of our deposit and loan clients, suppliers, third-party vendors and counterparties. The COVID-19 pandemic could impact us negatively to the extent that it results in increased credit losses and decreased market values of collateral securing loans, reduced capital markets activity, lower asset price levels, or disruptions in general economic activity in the United States or abroad, or in financial market settlement functions or the realization of other risk factors described herein.  This impact could extend beyond the current short-term stress to affect longer-term economic growth negatively, which could have an adverse effect on our business and operations.  It could also adversely affect the financial stability of our deposit and loan clients, suppliers, third-party vendors and counterparties, in ways that we are unable to predict.

For a more detailed description of these and other factors which would affect our results, please see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent filings. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.